Exhibit 99.1

Bio-Path Holdings to Present Data at the 2019 AACR Annual Meeting

HOUSTON—February 28, 2019 – Bio-Path Holdings, Inc., (NASDAQ: BPTH), a biotechnology company leveraging its proprietary DNAbilize® antisense RNAi nanoparticle technology to develop a portfolio of targeted nucleic acid cancer drugs, today announced an upcoming poster presentation at the 2019 American Association for Cancer Research (AACR) Annual Meeting, taking place from March 29 – April 3, 2019 in Atlanta, GA.

Details for the poster presentation are as follows:

Date: Wednesday, April 3, 2019
Presentation Time: 8:00 am – 12:00 pm Eastern Time
Location: Georgia World Congress Center, Exhibit Hall B
Session: Gene- and Vector-Based Therapy, Poster Section 12
Abstract: 4786
Title: “BP1003, A Novel Liposome-Incorporated STAT3 Antisense Oligodeoxynucleotide Inhibitor”

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company developing DNAbilize®, a novel technology that has yielded a pipeline of RNAi nanoparticle drugs that can be administered with a simple intravenous transfusion. Bio-Path’s lead product candidate, prexigebersen (BP1001, targeting the Grb2 protein), is in a Phase 2 study for blood cancers and in preclinical studies for solid tumors. This is followed by BP1002, targeting the Bcl-2 protein, which the company anticipates entering into clinical studies where it will be evaluated in lymphoma and solid tumors.

For more information, please visit the Company's website at http://www.biopathholdings.com.

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Contact Information:

Investors

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369